UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 11, 2016
SOMO, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-198771	61-1720178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

187 E. Warm Springs Rd. Suite B401 Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	702-781-2307

Vaclavske namesti 21 Prague, Czech Republic 11000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           Entry into a Material Definitive Agreement

On February 16, 2016, Somo, Inc. (herein after the “Company”) entered into a purchase and sale agreement with Enterprise Oil and Gas Corporation, a Delaware corporation (herein after “Enterprise”), whereby the Company agreed to purchase 100% of the shares held by Enterprise in Santa Ana Canyon Development Corp. (herein after “Santa”) in exchange for 637,000 shares of the Company. It is intended for the transaction to close on April 6, 2016.  Until such time, the Company will undergo a full and complete audit to be included in a “Super 8K”, along with other Form 10 Information within 4 days of closing the purchase and sale agreement.

Santa currently holds certain oil, gas and other mineral leaseholds, including royalty payments derived therefrom and operating wells.  The specific assets held by Santa include relate to the leaseholds in the area generally referred to as the Amos-Travis Lease: Yorba Sand & Soquel Kraemer Zone and the Reeves-Carillo Lease: Yorba Sand & Soquel Kraemer Zone in Esperanza Field. These leaseholds include the following operating wells: Amos – Travis #2, Amos – Travis #1, Reeves – Carillo #1, Reeves – Carillo #2, and Reeves – Carillo #3.  Prior to closing, the Company intends to fully audit all assets and operations of Santa to be included in consolidated financials of the Company.  Upon closing, the Company will provide a definitive list and explanation of any and all assets acquired pursuant to the purchase and sale agreement.

ITEM 5.01           Changes in Control in the Registrant

On December 11, 2015, Olga Chernykh, the sole officer and director of the Company, holding 5,000,000 shares of common capital stock of the Company, representing exactly 78.49% of the total issued and outstanding shares of common capital stock of the Company, entered into a stock purchase agreement and escrow agreement with Ryan Bateman, whereby Ryan Bateman purchased exactly 5,000,000 shares from Olga Chernykh in exchange for $250,000.00.  The funds were delivered to escrow on December 24, 2015 and release on January 11, 2016 to Olga Chernykh.  On February 16, 2016, 5,000,000 shares were issued to February Capital, LLC an entity controlled solely by Mr. Bateman.  As a result, Ryan Bateman become the controlling shareholder of the Company holding 78.49% of the total issued and outstanding shares of the common capital stock. There are no arrangements or understandings among members of former and new control groups and their associates regarding election of directors or other matters There are arrangements (including pledges), known to Company, which could later result in a change in control of Company.

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2016, Olga Chernykh, the sole officer and director of the Company resigned from the position as President of the Company, appointing Shane Manning as President of the Company.

Familial Relationships

There are no familial relationships between Shane Manning and the Company.

Biographical Information

Shane Manning, President – 44

Mr. Manning’s has spent the past 17 years as an oil and gas professional with a very hands-on approach that has allowed him to see the success of his hard work. As a trained engineer with an Engineering Degree (1994) from the University of Western Ontario (London, Ontario, Canada), Mr. Manning has provided consulting services to many Oil and Gas companies in Southern and Central California. He has continually found ways for these companies to increase their production while keeping a keen eye on costs, especially in today’s oil environment with unusually low oil prices. He currently owns his own oil production and is also the Operations Manager for a local Los Angeles oil & gas producer. Mr. Manning has managed many oil well workovers and drilling operations as well as re-engineered the oil processing surface facilities. In addition to his Engineering degree, Mr. Manning has a degree in Economics (University of Western Ontario, 1996) which has allowed him to be a part various management teams involved in the purchase and sale of various oil assets during his career.

Litigation

During the past ten years, Shane Manning has not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or

c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or

b.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

Shane Manning is not a party to any material plan, contract or arrangement (whether or not written) to which a covered officer is a party or in which he or she participates that is entered into or material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMO, INC.
(Registrant)
Date:	February 18, 2016
		By:	/s/ Olga Chernykh
		Name:	Olga Chernykh
		Title:	Chief Executive Officer, Chairman of the Board of Directors